EXHIBIT 20



                        [LOGO]

                                            NEWS RELEASE

                                                               Contacts:
                                               Roy Winnick/Richard Wolff
                                                       Kekst and Company
                                                          (212) 593-2655


                 CHEYENNE SOFTWARE RESPONDS TO MCAFEE WITHDRAWAL


         ROSLYN HEIGHTS, N.Y., May 1, 1996 -- Cheyenne Software, Inc. (AMEX: CYE) today issued the following statement in response to McAfee's announcement that it has withdrawn its unsolicited proposal to effect a merger with Cheyenne: "We are pleased by McAfee's decision to withdraw its unsolicited merger proposal. With the removal of this distracting issue, Cheyenne can now focus one hundred percent on our primary objective: enhancing shareholder value by applying our many strategic, technologi-cal, and operational strengths to improve our financial perfor-mance. In the weeks and months ahead, we will be communicating with our shareholders to report on our progress toward that objective."

         About Cheyenne Software
         Cheyenne Software, Inc. is an international developer of essential software solutions for NetWare, Windows NT, UNIX, Macintosh, OS/2, Windows 3.1 and Windows 95 operating systems. Its enterprise-wide offerings include an array of storage man-agement, security, and communications products, including Chey-enne[R] HSM, JETserve[TM], InocuLAN[R], FAXserve[TM], and its flagship product line, the ARCserve[R] family of network backup software. Cheyenne can be contacted at (800) 243-9462 (U.S. or Canada) or (516) 465-4000, or by visiting its WWW home page at: http://www.cheyenne.com.



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                     [CHEYENNE SOFTWARE, INC. ADDRESS FOOTER]